EXHIBIT 10.4

As Seen On TV, Inc. A publicly traded company, ASTV	14044 Icot Blvd., Clearwater, FL 33760 Tel. (727) 288-2738 | Fax. (727) 330-7843 www.tvgoodsinc.com

AMENDMENT TO AGREEMENT

THIS AMENDMENT, dated as of the 8th day of March, 2013 (hereinafter the “Amendment”), is entered into by and between Kevin Harrington (hereinafter the “Service Provider”), and As Seen On TV, Inc., (hereinafter “ASTV”).

RECITALS:

WHEREAS, ASTV and Service Provider entered into a “License Agreement” dated February 8, 2012 (the “License Agreement”) which is attached hereto and incorporated herein by reference; and

WHEREAS, ASTV and Service Provider entered into a “Services Agreement” dated October 28, 2011 (hereinafter the “Services Agreement”); and

WHEREAS, in consideration of the amendments herein the Service Provider has agreed to certain amendments to the Services Agreement; and

NOW, THEREFORE, for and in consideration of the mutual promises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in consideration of the covenants and promises contained herein, ASTV and Service Provider hereby agree as follows:

1.

The above Recitals are true and accurate and are hereby incorporated by reference into this Amendment.

2.

The License Agreement is hereby amended so that ASTV is no longer the exclusive owner of the “Licensed Property,” as that term is defined in the License Agreement.  Service Provider shall be able to speak in public for compensation without the consent of ASTV so long as he pays the royalties described below to ASTV.

3.

Section 5 of the License Agreement shall be amended thusly: “As consideration for the granting of the Licensed Property to ASTV and its subsidiaries, ASTV agrees to pay Mr. Harrington/Service Provider ten (10%) percent of the “Adjusted Gross Receipts” (as that term is defined in the License Agreement) received by ASTV resulting from its use of the Licensed Property.  If Service Provider collects monies resulting from the use of the Licensed Property it/he shall pay ten (10%) percent of the Adjusted Gross Receipts to ASTV or its subsidiaries.”

4.

Notwithstanding anything else in the Licensing Agreement or this Amendment, if it is the case that Service Provider receives any income for public speaking on a topic other than Pitch Tank and has received no services or assistance from ASTV regarding said income e.g. allowing or asking ASTV or any of its employees to assist him in any way in procuring the speaking engagement, traveling to the engagement, etc., Service Provider Shall not owe a royalty to ASTV for monies resulting from such speaking.  Service Provider shall have the duty/burden of proving that the speaking engagement is not regarding Pitch Tank.  If it is the case that Service Provider receives monies from a speaking engagement and pays no royalty to ASTV, ASTV shall not reimburse Service Provider for any expenses incurred by Service Provider for said speaking engagement.

If there are any conflicts between the terms of this Amendment and the Services Agreement, the terms of this Amendment shall control.

ASTV:

Service Provider:

As Seen On TV, Inc.

Mr. Kevin Harrington

By: /S/ STEVE ROGAI

By: /S/KEVIN HARRINGTON

Steve Rogai, CEO

Kevin Harrington